Exhibit 10.28

LEASE AGREEMENT ENTERED INTO BY AND BETWEEN SOCIEDAD INMOBILIARIA & CONSTRUCCIONES STIPA, S.A. DE C.V., HEREIN REPRESENTED BY PAULINO I. HEREDIA PACHECO, CPA, AS PARTY OF THE FIRST PART, HEREINAFTER REFERRED TO AS “THE LESSOR,” AND THE COMPANY DON DAVID GOLD, S.A. DE C.V., HEREIN REPRESENTED BY ENGINEER JUAN MANUEL FLORES CARRILLO, AS PARTY OF THE SECOND PART, HEREINAFTER REFERRED TO FOR THE PURPOSES OF THIS AGREEMENT AS “THE LESSEE.”

SUBJECT TO THE FOLLOWING STATEMENTS AND CLAUSES:

WITNESSETH:

I. “THE LESSOR” STATES:

I.1. Whereas it is a business organization legally established on October 28, 2010, pursuant to Public Deed No. 543, Volume No. 16, which bears the same date, and is herein represented by its Sole Manager Paulino I. Heredia Pacheco, CPA, who proves his legal personality by means of the above-referenced notarial document.

I.2. Whereas it is domiciled for tax-related purposes at Calle Sabinos 321 Altos Colonia Reforma C.P. 68050.

I.3. Whereas it is filed with the Federal Taxpayers Registry under No. IAC101028FQ5.

I.4. Whereas it is legally empowered to give under lease the property located at Calle de Las Rosas 713 Col. Reforma CP 68050, Oaxaca, considering that it holds the right of use over the same as per contract dated December 1, 2011.

II. “THE LESSEE” STATES:

II.1. Whereas it is a Mexican company legally established pursuant to the laws of the United States of Mexico, as it arises from public deed 39613 dated September 19, 1997, delivered before Mr. Adrián R. Iturbide Galindo, Notary Public No. 139 of the Federal District.

II.2. Whereas it is herein legally represented by Engineer Juan Manuel Flores Carrillo, acting in his capacity as General Representative and attesting his legal personality by means of Public Deed No. 6346, dated January 20, 2011, submitted before Mr. Guillermo A. Vigil Chapa, Notary Public No. 247, of the city of Oaxaca, in which it is filed with the Public Registry of Property and Commerce of the city of Oaxaca de Juárez.

II.3. Whereas it is filed with the Federal Taxpayers Registry under No. DDG970919GL3.

II.4. Whereas the entity that it represents is a company whose corporate purpose includes Mining.

II.5. Whereas it is well aware of the features and specifications of the property and that, as it suits its interest, it takes it under lease for the purpose of establishing its office.

II.6. Whereas for the purposes of this agreement, it establishes its domicile at Macedonio Alcalá No. 201 Interior 105, Centro Oaxaca C.P. 68000 telephone 01 951 51 6 82 58.

III. THE PARTIES STATE:

III.1. Therefore, they mutually accept the capacity and legal standing with which they have come to enter into this agreement, subject to the following:

CLAUSES:

ONE. “THE LESSOR” gives under lease to “THE LESSEE” the property located at de Las Rosas 339 Colonia Reforma CP 68050, Oaxaca.

TWO. The parties executing this agreement agree that the effective period of this agreement will be 10 years starting from the execution hereof.

THREE. “THE LESSOR” authorizes “THE LESSEE” to install on the front of the property one or more signs bearing its name, as well as to use the structure of the property to install any facilities that it needs to operate provided that the municipal or state regulations and provisions are met and that no damage is caused to the structure of the property.

The foregoing does not imply that “THE LESSOR” authorizes any special sublease agreement, either in full or in part, of the leased property. Therefore, the special sublease agreement is not allowed, subject to the provisions of section 2361 of the Civil Code currently in force in the State.

FOUR. “THE LESSEE” agrees to pay on a monthly basis, in advance and within the first seven calendar days of the month, on account of rent for the property specified in clause one of this agreement the amount of US Dollars six thousand (USD 6,000) plus the pertinent value added tax, against delivery by the lessor of a receipt compliant with tax regulations. Delivery of the pertinent tax receipt will be a condition for payment of subsequent rents.

FIVE. Electricity, gas, telephone and other utilities that “THE LESSEE” engages or decides to engage will be at its expense and “THE LESSEE” promises to deliver to “THE LESSOR” on completion of the effective term of this agreement a certificate of absence of debt for all the utilities that it engages.

SIX. “THE LESSOR” authorizes the other party to introduce all the necessary improvements so that the property can be used to develop its corporate purpose, as set forth hereunder and provided that the current structure and construction are not impaired.

Notwithstanding the foregoing, all the necessary improvements, whether functional or ornamental, that “THE LESSEE” introduces in the property will remain incorporated for its benefit and will not entitle the latter to claim any compensation or to withhold rents from “THE LESSOR” on account of such improvements at the end of the effective term of the agreement, unless written consent has been given to make such improvements.

SEVEN. “THE LESSOR” will be entitled at all times to inspect the property hereunder to verify how it is being used and to check compliance with the obligations in charge of “THE LESSEE,” provided that inspection takes place within business hours.

EIGHT. “THE LESSOR” will not be held liable for damages caused by fire or any other act of God or force majeure, which occurrence may affect the leased property, and “THE LESSEE” agrees to contract on its own account and expense broad insurance coverage against any loss caused by any act of God or force majeure that may affect the leased property as well as against any property and/or physical damage that its negligence may cause to third parties.

NINE. To ensure the performance of its obligations, “THE LESSEE” will pay a deposit in an amount equivalent to two monthly rents, which will be returned at the end of the term of the agreement once it has been checked that the property is surrendered in the same conditions in which it was received, excluding regular tear and wear, and provided that no amounts are owed for payment of utility bills as stated in clause five of this agreement. Along with the deposit, a month’s rent must be paid in advance.

TEN. Nonperformance of any obligation established hereunder will lead to termination, without entailing any liability for the party that has performed its obligations. Failure to pay a single month’s rent will also be grounds for termination of this agreement.

ELEVEN. “THE LESSEE” agrees to procure from the pertinent authorities any applicable licenses and permits related to its own business activity. In this regard, it is forbidden to use explosives, pollutants or any other material that may entail a risk for the leased property or for adjoining neighbors.

TWELVE. Should “THE LESSOR” decide to sell the property, “THE LESSEE” will have the first option to purchase.

THIRTEEN. The parties hereto state that they have entered into this agreement by their own free will, that the same must be construed according to the literal meaning of its clauses, that they are informed and aware of their scope and binding nature, and that for its construction, performance and enforcement they expressly submit to the jurisdiction and competence of the courts of the city of Oaxaca, State of Oaxaca, hereby expressly waiving any other jurisdiction to which they might be entitled by virtue of their current or future domicile.

This agreement is executed in two counterparts, one for each party, in the city of Oaxaca, state of Oaxaca, on January 1, 2012.

SOCIEDAD INMOBILIARIA & CONSTRUCCIONES STIPA, S.A. DE C.V.

/s/ Paulino I. Heredia Pacheco

Paulino I. Heredia Pacheco, CPA

DON DAVID GOLD, S.A. DE C.V.

/s/ Juan Manuel Flores

Ing. Juan Manuel Flores